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                                                                      EXHIBIT 11

                     CITFED BANCORP, INC. AND SUBSIDIARIES
                       Computation of Per Share Earnings
                  (Dollars in thousand, except per share data)


                                                            For the Three               For the Three
                                                            Months Ended                Months Ended
                                                            June 30, 1996               June 30, 1995
                                                            -------------               -------------
Computation of Primary earnings Per Share:
Weighted average number of common
   shares outstanding                                         5,688,434                    5,620,731
Add common stock equivalents for shares
   issuable under the Stock
   Option Plan (1)                                              215,360                      219,329
                                                              ---------                    ---------
   Weighted average number of shares
     outstanding adjusted for common
     stock equivalents                                        5,903,794                    5,840,060
                                                              =========                    =========

Net income                                                       $5,037                       $3,683
                                                                 ======                       ======

   Earnings per common and common equivalent share               $ 0.85                        $0.63
                                                                 ======                        =====


(1) Additional shares issuable were derived under the "treasury stock method" using average market price during the period or the end of period close price, whichever is higher.



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